SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2006

THE NATIONAL SECURITY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18649	63-1020300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

661 East Davis Street
Elba, Alabama 36323		36323
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(334) 897-2273

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On October 20, 2006, The National Security Group, Inc. issued a press release declaring a quarterly dividend. A copy of this press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description of Document

99.1	Press release, dated October 20, 2006, issued by The National Security Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The National Security Group, Inc.

Dated: October 20, 2006	By: /s/ Brian R. McLeod
Brian R. McLeod Chief Financial Officer

The National Security Group, Inc.	EXHIBIT 99.1

661 East Davis Street

Post Office Box 703

Elba, Alabama 36323

PRESS RELEASE

FOR IMMEDIATE RELEASE

For Additional Information: Contact M.L. Murdock – Chief Operational Officer @ (334) 897-2273 Ext. 238.

THE NATIONAL SECURITY GROUP, INC.

DECLARES CASH DIVIDEND

ELBA, ALABAMA (OCTOBER 20 2006)...THE BOARD OF DIRECTORS OF THE NATIONAL SECURITY GROUP, INC., DECLARED A QUARTERLY DIVIDEND OF $.225 PER SHARE. THIS REPRESENTS AN ANNUAL INDICATED DIVIDEND RATE OF $.90 PER SHARE. THIS CASH DIVIDEND IS PAYABLE ON NOVEMBER 30, 2006 TO SHAREHOLDERS OF RECORD NOVEMBER 6, 2006. WITH ITS HOME OFFICE IN ELBA, ALABAMA, THE NATIONAL SECURITY GROUP, INC., THROUGH THREE WHOLLY OWNED SUBSIDIARIES, OFFERS A RANGE OF PERSONAL LINES LIFE, ACCIDENT AND HEALTH, PROPERTY AND LIABILITY INSURANCE IN TWELVE STATES. THE COMPANY IS LISTED ON THE NASDAQ NATIONAL MARKET UNDER THE SYMBOL: NSEC.